UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 4, 2012
Date of Report (date of earliest event reported)

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-34226

Delaware	26-1169687
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400, Los Angeles, California 90067
(Address of principal executive offices) (Zip Code)

(310) 270-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 4, 2012, 1st Century Bank, N.A. (the “Bank”), a wholly-owned subsidiary of 1st Century Bancshares, Inc., and 1875/1925 Century Park East Company, a California general partnership (the "Landlord"), entered into a Third Amendment to Lease (the "Amendment").  The Bank and the Landlord are parties to that certain Lease, dated as of November 5, 2003, as previously amended on June 6, 2006 and October 9, 2007 (as amended, the "Lease"), under which the Bank leases approximately 16,747 usable square feet of office space at 1875 Century Park East (the "Facility") from the Landlord. The Amendment extends the term of the Lease, with an expiration date of June 30, 2024, and does not change the rentable square footage under the Lease.

The Amendment also adjusts the base rent (“Base Rent”) payable under the Lease beginning in July 2014.  For the annual periods, commencing with the annual period from July 1, 2014 through June 30, 2015, Base Rent will be $645,906, $664,792, $685,738, $706,151, $728,264, $749,408, $770,551, $794,043, $817,536 and $843,377, respectively, each per annum payable in equal monthly installments through June 30, 2024.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable
(d)           Exhibits

Exhibit 10.1

Lease Amendment #3 entered into on December 4, 2012, by and between 1st Century Bank, N.A. and 1875/1925 Century Park East Company, a California general partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: December 6, 2012	By:	/s/ Jason P. DiNapoli.
Jason P. DiNapoli
President and Chief Operating Officer